UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   April 7, 2005

First Real Estate Investment Trust of New Jersey (Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	2-27018 (Commission File Number)	22-1697095 (IRS Employer Identification No.)

505 Main Street, Hackensack, NJ (Address of principal executive offices)	07601 (Zip Code)

(201) 488-6400 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. Below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425))

☐   Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4 (C) under the Exchange Act (17 CFR 240.13e-4(C))

Section 1 – Registrant’s Business Operations

Item 1.01 Entry into a Material Definitive Agreement.

First Real Estate Investment Trust of New Jersey (“FREIT”) announced that, on April 7, 2005, it entered into a contract to acquire The Rotunda, a mixed-use property in Baltimore, Maryland from AMB Property, L.P. and AMB Property II, L.P., parties unaffiliated with FREIT. The Rotunda sits on approximately 11.5 acres in close proximity to John Hopkins University. Its current configuration contains about 119,000 sq. ft. of office space, primarily in the four-story main building, and 97,000 sq. ft. of retail space on the lower level of the main building. A Giant Supermarket anchors the retail space.

FREIT is planning a modernization and expansion of the retail space, as well as the development of residential rental apartments. The contract price for the acquisition is approximately $29.5 million, exclusive of transaction costs, which will be financed in part from funds available in FREIT’s short-term investment accounts and from acquisition financing.

FREIT has placed a $1 million earnest money deposit into an escrow account, which will be credited towards the purchase price of the property upon closing. The deposit is refundable if certain conditions, precedent to closing, do not occur. FREIT is in the process of completing its due diligence review, with a closing of the acquisition expected to take place within 90 days.

In accordance with its investment policy, FREIT may acquire this property in a joint venture with others, including employees of Hekemian & Co., Inc., its managing agent.

Disclosure Concerning Forward-Looking Statements
Certain Statements in this Form 8-K may contain information that is, or anticipate certain events that are, forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Registrant cautions readers that forward-looking statements, including, without limitation, those relating to the Registrant’s liquidity and capital resources, are subject to certain risks and uncertainties. Actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors, including without limitation, the Registrant’s future financial performance; the availability of capital; general market conditions; national and local economic conditions; particularly long-term interest rates; the terms of federal, state and local governmental regulations that affect the Registrant; and the competitive environment in which the Registrant operates, including the availability of retail space and residential apartment units in the areas where the Registrant’s properties are located. In addition, the Registrant’s continued qualification as a real estate investment trust involves the application of highly technical and complex rules of the Internal Revenue Code. The forward-looking statements are made as of the date of this Form 8-K and the Registrant assumes no obligation to update the forward-looking statements or to update the reasons actual results could differ from those projected in such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY (Registrant) By: /s/ Robert S. Hekemian Robert S. Hekemian Chairman of the Board

April 11, 2005
(Dated)